Exhibit 24.2

POWER OF ATTORNEY

The undersigned does hereby:

(i)                                             make, constitute and appoint each of, Philip Coffey, Deputy Chief Executive Officer, Peter King, Chief Financial Officer, Curt Zuber, Group Treasurer, Joanne Dawson, Deputy Group Treasurer, David Lees, Deputy Chief Financial Officer, Christopher Bannister, General Manager Europe and America, Paddy Rennie, General Counsel — Treasury & Corporate, Michael Clayton, Counsel and Head of Legal, Group Treasury and Sean Crellin, Director - Corporate, Legal and Secretariat, acting alone, as his true and lawful attorney-in-fact and agent, with full power to act in his name, place and stead to execute on his behalf, as an officer of Westpac Banking Corporation (the “Bank”), a post-effective amendment, on Form POSASR, to the registration statement of the Bank, on Form F-3, for the registration of the offer and sale, at any time or from time to time, of senior and subordinated debt securities of the Bank, including Tier 2 capital instruments (the “Amendment”), including a prospectus and exhibits to such Amendment, and any and all amendments or supplements to the Amendment, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Bank to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision;

(ii)                                         give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and

(iii)                                     ratify and confirm all that his said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 7th day of November 2016

/s/ David Lees	Deputy Chief Financial Officer
David Lees	(Principal Accounting Officer)